UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 17, 2007
Date of Report (Date of earliest event reported)
MEDWAVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28010	41-1493458
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
4382 Round Lake Road West, Arden Hills, MN 55112
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:
(651) 639-1227
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 17, 2007, Medwave, Inc. (“Medwave”) entered into agreements with seven of its key employees (collectively, the “Participants”) pursuant to which the Participants are entitled to receive an aggregate of $220,500 in retention bonuses under the Medwave, Inc. 2007 Retention Program (the “Retention Program”). Participants will be entitled to receive a retention bonus if they remain employed by Medwave until a change of control or a liquidation event or are sooner involuntarily terminated for any reason other than for cause. The agreements with Ramon Burton, Medwave’s Chief Financial Officer, and Donna Lunak, Medwave’s Vice President and General Manager of the Manufacturing and Development Center of Excellence, entitle them to a retention bonus of $30,000 and $60,000, respectively. The Retention Program will expire on, and no awards will be made after, December 31, 2007. The foregoing description of the Retention Program does not purport to be a complete summary and is qualified in its entirety by reference to the full text thereof which is attached hereto as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Title
10.1	Medwave, Inc. 2007 Retention Program

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDWAVE, INC.

Date: April 18, 2007	By:	/s/ Ramon Burton

Ramon Burton
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Title
10.1	Medwave, Inc. 2007 Retention Program